                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           TRANSCEND SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            TRANSCEND SERVICES, INC.
                     3353 PEACHTREE ROAD, N.E., SUITE 1000
                             ATLANTA, GEORGIA 30326

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 30, 1996

To the Stockholders:

         The annual meeting of stockholders (the "Annual Meeting") of Transcend Services, Inc. will be held on April 30, 1996 at the Terrace Garden Hotel, 3405 Lenox Road NE, Atlanta, Georgia 30326 at 10:00 a.m. local time for the following purposes:

         1. To elect a Board of Directors consisting of five members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

         2. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1996.

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Only stockholders of record at the close of business on March 11, 1996 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope.

                                            By order of the Board of Directors,

                                            /s/ David W. Murphy
                                            -------------------
                                            DAVID W. MURPHY
                                            Secretary

March 25, 1996

                            TRANSCEND SERVICES, INC.
                     3353 Peachtree Road, N.E., Suite 1000
                             Atlanta, Georgia 30326


                                PROXY STATEMENT

          For Annual Meeting of Stockholders To be Held April 30, 1996

                                    GENERAL

         This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Transcend Services, Inc. (the "Company") on or about March 29, 1996 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 30, 1996 at 10:00 a.m. local time at the Terrace Garden Hotel, 3405 Lenox Road NE, Atlanta, Georgia 30326 and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person.

         Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the five nominees as Directors; and (ii) ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for fiscal 1996. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgement of the person or persons acting thereunder.

         The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person or by telephone or telegram by Directors and officers of the Company who will not receive addition compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

         Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 11, 1996 are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 18,252,722 shares of Common Stock outstanding and entitled to vote on March 11, 1996.

         When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of all votes cast. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.

                             ELECTION OF DIRECTORS



         The Bylaws of Transcend currently provide that the Board of Directors shall consist of not less than one director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or stockholders. There are presently five directors. Each of the nominees presently serve as a director of Transcend. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

         In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than five nominees. Management of Transcend has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

DONALD L. LUCAS . . . . . . . . . . . . . .  Mr. Lucas (age 66) has served as a director of Transcend since December,
                                               1985 and has served as Chairman since August, 1989. Mr. Lucas has been a venture capitalist for more than twenty-five years. Mr. Lucas serves on the boards of directors of Amati Communications Corporation; Cadence
                                               Design Systems, Inc.; Delphi Information Systems, Inc.; Kahler Realty
                                               Corporation; Macromedia, Inc.; Oracle Corporation; Quantum Health
                                               Resources, Inc.; Racotek, Inc. and Tricord Systems, Inc.

LARRY G. GERDES . . . . . . . . . . . . . .  Mr. Gerdes (age 47) has served as Chief Executive Officer of Transcend since
                                               May, 1993. Since 1991, Mr. Gerdes has been a general partner of Gerdes
                                               Huff Investments ("GHI"), an Atlanta-based partnership which invests in predominantly southeastern based early to middle stage companies. For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a provider of information services to the healthcare industry, the last of which was Executive Vice President. Mr. Gerdes has served as a director of Transcend since June 1985. Mr. Gerdes also serves as a director of Delphi Information Systems, Inc.

GEORGE B. CALDWELL  . . . . . . . . . . . .  Mr. Caldwell (age 65) is the President Emeritus of Lutheran General
                                               HealthSystem in Park Ridge, Illinois.

                                               Mr. Caldwell served as President and Chief Executive Officer of Lutheran
                                               General Health Care System from 1979 to 1989. Prior to 1979, Mr. Caldwell served as the President and Chief Executive Officer of The Greater
                                               Southeast Community Hospital Foundation of Washington, D.C., and as
                                               President and Chief Executive Officer of Lake Forest Hospital, Lake
                                               Forest, Illinois. Mr. Caldwell is presently the Chairman of The Collier
                                               Company, a healthcare consulting company in Chicago, Illinois. Mr.
                                               Caldwell is also the Chairman of The Hunter Group and a Director of MMI
                                               Companies.

WALTER S. HUFF, JR. . . . . . . . . . . . .  Mr. Huff (age 61) was the founder of HBO & Company, a provider of information services to the healthcare industry and served as Chairman from 1974 until 1990 and Chief Executive Officer from 1974 to 1984 and
                                               1986 until 1989. Since 1990, Mr. Huff has been a private investor. In addition, he has been a general partner of GHI since 1991.  Mr. Huff has served as a director of Transcend since October 1993.

CHARLES E. THOELE . . . . . . . . . . . . .  Mr. Thoele (age 60) has been a consultant to and director of Sisters of
                                               Mercy Health Systems since February 1991. From July 1986 to January 1991, he served as the Chief Operating Officer of Sisters of Mercy Health
                                               Systems. Mr. Thoele is a director of HBO & Company. Mr. Thoele has served as a director of Transcend since October 1993.

         Directors are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Board commenced paying cash fees to directors who are not executive officers of Transcend in fiscal 1995 in the amount of $8,000 per annum. Each person who first becomes a non-employee director is granted, as of the date such person becomes a director of Transcend, an option to purchase 10,000 shares of Transcend's Common Stock. In addition, each non-employee director will be granted an option to purchase 6,000 shares of the Transcend's Common Stock, except the Chairman who will be granted an option to purchase 9,000 shares, upon election or reelection at the annual stockholders' meeting provided they have served on the board a minimum of six months. Transcend's officers serve at the pleasure of the Board of Directors.

         The Audit and Finance Committee (the "Audit Committee") of the Board of Directors, comprised of Messrs. Lucas and Huff, reviews Transcend's audit procedures and reports from Transcend's independent public accountants. The Stock Option and Compensation Committee (the

"Compensation Committee"), comprised of Messrs. Huff and Thoele, acts as administrator of Transcend's stock option plans and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Transcend's executive officers. The Audit and Finance Committee held three meetings in the twelve months ended December 31, 1995. The Stock Option and Compensation Committee held two meetings and acted on nine Unanimous Consents in the twelve months ended December 31, 1995.

         Transcend has no standing nominating committee. The Board of Directors held four meetings and acted on eleven Unanimous Consents in the twelve months ended December 31, 1995. During the last fiscal year, all directors attended 100% of the total number of meetings of the Board of Directors and any committee on which he served. No director or executive officer of Transcend is related to any other director or executive officer of Transcend.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of March 1, 1996, certain information with respect to all stockholders known to Transcend to beneficially own more than five percent of Transcend Common Stock, and information with respect to Transcend Common Stock beneficially owned by each director of Transcend, each nominee, the executive officers included in the Summary Compensation Table set forth under the caption "MANAGEMENT -- Executive Compensation" and all directors and executive officers of Transcend as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                                           AMOUNT AND
                                                                            NATURE OF
NAME AND ADDRESS                                                           BENEFICIAL     PERCENT OF
OF BENEFICIAL OWNER                                                       OWNERSHIP(1)     CLASS (1)
-------------------                                                       ------------     ---------
Gerdes Huff Investments . . . . . . . . . . . . . . . . . . . . .         3,500,001(2)      19.17%
Donald L. Lucas . . . . . . . . . . . . . . . . . . . . . . . . .           533,145(3)       2.92%
Larry G. Gerdes . . . . . . . . . . . . . . . . . . . . . . . . .         4,796,146(4)      26.27%
George C. Caldwell  . . . . . . . . . . . . . . . . . . . . . . .            60,989(5)         *
Walter S. Huff, Jr. . . . . . . . . . . . . . . . . . . . . . . .         4,268,315(6)      23.38%
Charles E. Thoele . . . . . . . . . . . . . . . . . . . . . . . .            35,658(7)         *
Julian L. Cohen . . . . . . . . . . . . . . . . . . . . . . . . .           145,784(8)         *
David W. Murphy . . . . . . . . . . . . . . . . . . . . . . . . .            62,654(9)         *
Scott Dillon  . . . . . . . . . . . . . . . . . . . . . . . . . .            60,000            *


All Directors and Officers as a group (8 persons) . . . . . . . .         6,462,690(10)     35.40%

_______________

*        Represents less than 1%.

(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(2) Such shares are owned of record by Gerdes Huff Investments, a general partnership the sole general partners of which are Messrs. Gerdes and Huff. As a result, each of Messrs. Gerdes and Huff is deemed the beneficial owner of all of such shares.

(3) Includes 410,664 shares with respect to which Mr. Donald L. Lucas is trustee of the Donald L. Lucas and Lygia S. Lucas Trust dated December 3, 1984; 45,000 shares with respect to which Mr. Lucas is Successor Trustee of the Donald L. Lucas Profit Sharing Trust; 21,481 shares held by the Donald L. Lucas Remuneration Account dated July 7, 1993; and 56,000 shares which Mr. Lucas has the right to acquire pursuant to presently exercisable stock options.

(4) Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Gerdes is a general partner; 93,600 shares held by Mr. Gerdes' spouse and 94,155 shares held by Mr. Gerdes as custodian for his minor children; and 549,334 shares purchasable pursuant to presently exercisable stock options and 166,666 options that are not yet vested.

(5) Includes 10,000 shares which Mr. Caldwell has the right to acquire pursuant to presently exercisable stock options.

(6) Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Huff is a general partner; 62,650 shares held by Laumar Corporation which is wholly owned by Mr. Huff, 22,000 shares purchasable pursuant to presently exercisable options; and 56,300 shares held by the Larry G. Gerdes Trust of which Mr. Huff is the trustee.

(7) Includes 22,000 shares purchasable pursuant to presently exercisable stock options.

(8) Includes 25,000 shares purchasable pursuant to presently exercisable options and 120,000 options not yet vested.

(9) Includes 12,500 shares purchasable pursuant to presently exercisable options and 47,500 options not yet vested.

(10) Includes6,462,690 shares purchasable pursuant to presently exercisable stock options and shares held by all current directors and officers.

                             EXECUTIVE COMPENSATION


         Cash Compensation. The following table sets forth certain information as to the Chief Executive Officer, and the two other most highly compensated individuals whose cash compensation exceeded $100,000 who served as executive officers of Transcend during the twelve month period ended December 31, 1995. The fiscal year ended 12-31-94 was for a seven month period.

                           Summary Compensation Table

                                                                                                   Long-Term
                                                                                                  Compensation
                                                   Period            Annual Compensation           Securities
                                                    Ended            -------------------           Underlying
Principal Position                                   (1)           Salary $        Bonus $       Options/SAR's
------------------                                  -----          --------        -------       -------------
Larry G. Gerdes(2)  . . . . . . . . . . .         12/31/95         205,376
 President and Chief  . . . . . . . . . .         12/31/94         116,700
 Executive Officer  . . . . . . . . . . .          5/31/94         200,000
                                                   5/31/93           3,100                             --


Julian L. Cohen(3)  . . . . . . . . . . .         12/31/95         193,756
 Chief Operating  . . . . . . . . . . . .         12/31/94          39,600                         145,000
 Officer                                           5/31/94             --
                                                   5/31/93             --


David W. Murphy (4) . . . . . . . . . . .         12/31/95         100,130         12,675           60,000
 Chief Financial Officer,   . . . . . . .                                          10,000
 Treasurer & Secretary  . . . . . . . . .         12/31/94          28,385
                                                   5/31/94             --
                                                   5/31/93             --




    (1) Information relates to the fiscal years ended May 31, 1992, 1993 and December 31, 1994 and 1995.

    (2) Mr. Gerdes served as a non-officer director from June 1985 until he became President and Chief Executive Officer May 26, 1993. Mr. Gerdes's annualized compensation (excluding bonus) for the period ended December 31, 1995 was $200,000.

    (3) Mr. Cohen joined Transcend on October 15, 1994. Mr. Cohen's annualized compensation (excluding bonus) for the period ended December 31, 1995 was $190,000.

    (4) Mr. Murphy joined Transcend on September 1, 1994. Mr. Murphy's annualized compensation (excluding bonus) for the period ending December 31, 1995 was $100,000.


                     Option/SAR Grants in Last Fiscal Year

    The following table sets forth information regarding individual grants of options for Transcend Common Stock during the twelve months ended December 31, 1995 to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the Transcend Services, Inc. 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"). In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of Transcend Common Stock and overall market condition. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                                                                      POTENTIAL REALIZABLE
                                                                                            VALUE AT
                                          % OF TOTAL                                  ASSUMED ANNUAL RATES
                           NUMBER OF    OPTIONS/SAR'S                                    OF STOCK PRICE
                           SECURITIES     GRANTED TO                                      APPRECIATION
                           UNDERLYING     EMPLOYEES     EXERCISE OR                   FOR OPTION TERM (3)
                         OPTIONS/SAR'S    IN FISCAL      BASE PRICE    EXPIRATION     -------------------
NAME                    GRANTED (#) (1)    YEAR (2)      ($/SHARE)        DATE          5%          10%
----                    ---------------    --------      ---------        -----       ------       ------
Julian L. Cohen (4) . . .     25,000        16.5%         $3.3125        3/21/05     $52,000     $132,000
 . . . . . . . . . . . . .     20,000                      $5.00         12/20/05      63,000      159,000

David W. Murphy(5). . . .     30,000        14.6%         $2.25         02/23/05      43,000      108,000
 . . . . . . . . . . . . .     10,000                      $5.00         12/20/05      31,000       80,000


_______________

(1) Stock options are granted with an exercise price equal to the fair market value of the Transcend Common Stock on date of grant.
(2) Transcend granted options to purchase 273,000 shares to employees in the twelve months ended December 31, 1995.
(3) The 5% and 10% assumed rates of annual compound stock appreciation are mandated by rules of the Commission and do not represent Transcend's estimate or projection of future prices for Transcend Common Stock.
(4) Mr. Cohen was granted 25,000 options on March 21, 1995 and 20,000 options on December 20, 1995 which vest annually in equal increments over the following four years.
(5) Mr. Murphy was granted 30,000 options on February 23, 1995 and 10,000 options on December 20, 1995 which vest annually in equal increments over the following four years.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

         The following table sets forth certain information concerning the unexercised stock options of the executive officers named in the Summary Compensation Table above. During the twelve months ended December 31, 1995, only one of the individuals listed below exercised any options. Larry G. Gerdes exercised 50,000 Non-Qualified Stock Options on December 1, 1995. The exercise price was $1.9380 and the market value was $5.1250 per share on the date of exercise.

                                                         NUMBER                  VALUE OF UNEXERCISED (1)
                                                     OF SECURITIES                IN-THE-MONEY OPTIONS
                      SHARES                    UNDERLYING UNEXERCISED                AT FY-END ($)
                     ACQUIRED      VALUE         OPTIONS AT FY-END (#)                IN-THE-MONEY
NAME                ON EXERCISE   REALIZED     EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                -----------   --------     -------------------------        -------------------------
Larry G. Gerdes . .  50,000       $159,350         549,333 / 166,666              $2,065,069 / $635,330
Julian L. Cohen . .                                 25,000 / 120,000              $   96,875 / $366,562
David W. Murphy . .                                  5,000 /  55,000                  19,375 / $170,625
G. Scott Dillon . .                                   --   /  60,000                  --     / $135,000

(1) Computed based upon the difference between the price of the Transcend Common Stock at December 31, 1995, which was $5.750 and the aggregate exercise price of the options.

       Change In Control Arrangements. Transcend has one compensatory arrangement with Mr. Gerdes which will result from a "Change in Control" of Transcend. Under the terms of Mr. Gerdes' stock option agreement ("Option Agreement"), in the event there is a Change of Control, Mr. Gerdes shall have the immediate right to exercise the option with respect to all shares granted pursuant thereto at any time whether or not then exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values." A "Change of Control" shall have occurred (i) if any person acquires 30% or more of the outstanding Transcend Common Stock and at any time thereafter, Mr. Gerdes' employment as President and Chief Executive Officer is involuntarily terminated (a "Termination") or (ii) if during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of Transcend cease for any reason to constitute at least a majority thereof and at any time thereafter a Termination occurs; provided, however, that for such purposes each director who is first elected, or first nominated for election by Transcend's stockholders, by a vote of at least two-thirds of the directors of Transcend (or a committee thereof) then still in office who were directors of Transcend at the beginning of any such period will be deemed to have been a director of Transcend at the beginning of such period.


               REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE



COMPENSATION COMMITTEE PHILOSOPHY

       The Committee establishes the general compensation policy for all executives of Transcend. The Committee administers the incentive plans, including the 1992 Stock OptionPlan, and the bonus program for executive officers. The Committee believes Transcend must pay competitively to attract and retain qualified executives. The Committee also believes that the Chief Executive Officer ("CEO") and Transcend's other executive officers should be significantly influenced by Transcend's as well as individual performance. In accordance with such philosophy, a portion of the executives' compensation is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Stock options are granted to increase retention of the executives and link their long-term compensation to Transcend's long-term corporate performance thereby aligning their interests with those of Transcend's stockholders.


Cash Compensation

       The Committee establishes base salary levels and potential bonuses at or near the beginning of each fiscal year. The Committee did not establish a bonus nor increase the base compensation of Mr. Gerdes at the beginning of the twelve month period ended December 31, 1995 inasmuch as Transcend was continuing to reposition its business and the Committee did not believe it could establish meaningful performance criteria since it was in the midst of a merger, an acquisition and a divestiture of one of the Company's subsidiaries. Subsequent to this period, the Committee determined not to pay Mr. Gerdes a bonus for the twelve month period ended December 31, 1995.

       The other executive officers of Transcend during the twelve month period ended December 31, 1995 were Mr. Cohen, Chief Operating Officer, and Mr. Murphy, Chief Financial Officer. See "Executive Officer Compensation Arrangement" below for further information. Mr. Cohen's base compensation for the twelve months ended December 31, 1995 was determined by negotiation with Mr. Gerdes and approved by the Committee. Mr. Murphy's base compensation was increased from $90,000 to $100,000 effective March 1, 1995 due to his becoming Chief Financial Officer and due the Committee's subjective evaluation of his contributions in connection with the restructuring of Transcend's business.
Mr. Murphy received a total of $22,675 in cash and stock bonus as part of an agreed upon incentive plan related to acquisitions made by the Company.


STOCK BASED COMPENSATION

       Mr. Cohen joined the Company in October 1994 and the Company awarded him stock options as part of his compensation package. The number of options granted was initially determined by negotiation with Mr. Gerdes and was approved by the Committee and reflected the Committee's consideration of the Company's financial difficulties. The options were granted at fair market value.
       Mr. Murphy joined the Company in September 1994 (not as an Officer) and the Company awarded him stock options as part of his compensation package. The number of options granted was initially determined by negotiation with Mr. Gerdes and was approved by the Committee and reflected the Committee's consideration of the Company's financial difficulties. The options were granted at fair market value.

       The Committee made no other awards to existing officers during the twelve months ended December 31, 1995.

                    TRANSCEND COMMON STOCK PERFORMANCE GRAPH

       The graph below compares the cumulative total stockholder return on Transcend Common Stock from January 26, 1990 (the date of Transcend's initial public offering) to December 31, 1995 with the cumulative return on the NASDAQ Composite Index and the NASDAQ Health Services Index over the same period (assuming investment of $100 in Transcend Common Stock and each of the other Indexes on January 26, 1990, and reinvestment of all dividends).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS



                                    [GRAPH]


                                                       NASDAQ STOCK MARKET        NASDAQ HEALTH SERVICES STOCKS
                       TRANSCEND SERVICES, INC.           (US COMPANIES)            SIC 8000-8099 US & FOREIGN
                       ------------------------           --------------            --------------------------
          12/31/90              100.00                         100.0                          100.0

          12/31/91              260.0                          160.6                          222.6

          12/31/92               74.4                          186.9                          230.6

          12/31/93               62.5                          214.5                          266.0

          12/30/94               33.8                          209.7                          285.6

          12/29/95              115.0                          296.3                          364.9

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.    The index level for all series was set to $100.0 on 12/31/90.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Upon the recommendation of the Audit Committee, the Transcend Board has appointed Arthur Andersen LLP as independent public accountants for Transcend for the fiscal year ending December 31, 1996. The Transcend Board recommends that such appointment be ratified.

   Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

   THE TRANSCEND BOARD RECOMMENDS A VOTE "FOR" APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR TRANSCEND.

                           PROPOSALS BY STOCKHOLDERS

Proposals by stockholders intended to be presented at the 1996 Transcend annual meeting (to be held in the Spring of 1997) must be forwarded in writing and received at the principal executive office of Transcend no later than November 27, 1996 directed to the attention of the Secretary, for consideration for inclusion in the Transcend's proxy statement for the annual meeting of stockholders to be held in 1997. Any such proposals must comply in all respects with the rules and regulations of the Commission.


                                 OTHER MATTERS

   The Transcend Board is not aware of any matter to be presented for action at the Annual Meeting other than the approval and adoption of the election of directors and the ratification of auditors. If any other matter comes before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

                                                                     APPENDIX A
PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                          OF TRANSCEND SERVICES, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1996



     The undersigned hereby appoints Larry G. Gerdes and David W. Murphy, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 30, 1996 and any adjournment thereof.


                          (Continued on reverse side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                                    Please mark
                                                                                                                    your vote as
                                                                                                                    indicated in [X]
                                                                                                                    this example.






                                                     FOR             WITHHOLD
                                                 all nominees       AUTHORITY
                                                 listed below    to vote for all
                                                  (except as     nominees listed
                                              instructed below)       below                                      FOR AGAINST ABSTAIN
1. To elect five Directors.                          [ ]               [ ]       2. To ratify the appointment of [ ]   [ ]     [ ]
                                                                                    Arthur Andersen LLP as
   Nominees: George B. Caldwell Donald L. Lucas                                     independent public
             Larry G. Gerdes    Charles E. Thoele                                   accountants.
             Walter S. Huff, Jr.
                                                                                 The shares represented by this proxy card will be
INSTRUCTION: To withhold authority to vote for any                               voted as directed above. IF NO DIRECTION IS GIVEN
individual nominee, write that nominee's name here:                              AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES
                                                                                 WILL BE VOTED FOR ALL LISTED PROPOSALS, IN THEIR
___________________________________________________                              DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE
                                                                                 UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                                 BEFORE THE MEETING.

                                                                                 ___________________________________________________
                                                                                 Signature of Stockholder

                                                                                 ___________________________________________________
                                                                                 Signature of Stockholder

                                                                                 Dated:________________________________________ 199_
                                                                                 IMPORTANT: Sign exactly as your name appears above.
                                                                                 Give full title of executor, administrator,
                                                                                 trustee, guardian, etc. Joint owners should each
                                                                                 sign personally.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE
